Exhibit 15.1

QUEBECOR WORLD INC.

(the “Corporation”)

MANDATE OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) assists the Board of Directors (the “Board”) in overseeing the Corporation’s financial controls and reporting, and significant financing transactions. The Committee also ascertains that the Corporation complies with financial covenants and legal and regulatory requirements governing financial disclosure matters and financial risk management.  The Committee is a standing committee of the Board.

COMPOSITION AND QUORUM

The Committee is composed of a minimum of three (3) directors who will be independent under the Categorical Standards of Independence for Directors adopted by the Board and applicable law and stock exchange rules and guidelines. Each member of the Committee must be “financially literate” and at least one member must be an “audit committee financial expert” under applicable laws and regulations (all as determined by the Board).

Members of the Committee do not receive any compensation from the Corporation other than compensation as directors and committee members. Prohibited compensation includes fees paid, directly or indirectly, for services as consultant or as legal or financial advisor, regardless of the amount, but excludes any compensation approved by the Board and that is paid to the directors as members of the Board and its Committees.

The quorum at any meeting of the Committee is a majority of its members.

Because of the Committee’s demanding role and responsibilities, the Nominating and Corporate Governance Committee reviews any invitation to Committee members to join the audit committee of any other company or corporation. Where a member of the Committee simultaneously serves on the audit committee of more than three (3) public companies, including the Committee, the Board determines whether such simultaneous service impairs the ability of such member to effectively serve on the Committee.

RESPONSIBILITIES

The Committee has the following responsibilities:

With respect to accounting and financial reporting

1.                                       Reviewing with management and the external auditor the annual financial statements and accompanying notes, the external auditor’s report thereon, the Management’s Discussion and Analysis of the Financial Condition and Results of Operations (the “MD&A”) and the related press release, before recommending approval by the Board and the release thereof.

2.                                       Reviewing with management and the external auditor the quarterly financial statements and accompanying notes, the external auditor’s review thereof, the MD&A and the related press release, before recommending the approval by the Board and the release thereof.

3.                                       Reviewing the financial information contained in the Annual Information Form, Form 40-F, Annual Report, Management Proxy Circular, MD&A, Prospectuses, and the Quarterly Report on Form 6-K (including any Supplemental Disclosure documents thereto) and reviewing other documents containing similar financial information before their public disclosure or filing with regulatory authorities in Canada or the United States.

4.                                       Discussing with management and the external auditor the Corporation’s accounting policies and any changes that are proposed to be made thereto; and reviewing the disclosure and impact of contingencies and the reasonableness of the provisions, reserves and estimates that may have a material impact on financial reporting.

5.                                       Reviewing with the external auditor any audit problems or difficulties and management’s response thereto and resolving any disagreement between management and the external auditor regarding accounting and financial reporting.

6.                                       Ensuring that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements, other than the public disclosure referred to in paragraphs 1 and 2 above, and periodically assess the adequacy of those procedures.

7.                                       Reviewing the Committee’s report to the shareholders.

With respect to risk management, internal controls and disclosure controls and procedures

1.                                       Overseeing the quality and integrity of the Corporation’s internal control and management information systems.

2.                                       Discussing the Corporation’s risk assessment and management policies.

3.                                       Annually reviewing management’s assessment of the Corporation’s internal control over financial reporting describing any material issues raised by the most recent reviews of internal controls and management information systems or by any inquiry or investigation by governmental or professional authorities and any recommendations made and steps taken to deal with any such issues.

4.                                       Assisting the Board with the oversight of the Corporation’s compliance with applicable legal and regulatory requirements regarding accounting and auditing matters as well as financial reporting and disclosure.

5.                                       Establishing and, if required, revising procedures for the receipt, retention and treatment of complaints or concerns received by the Corporation regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by employees of concerns respecting accounting or auditing matters.

With respect to the internal auditors

1.                                       Monitoring the qualifications and performance of the internal auditors and review their degree of independence.

2.                                       Reviewing the internal audit program, its scope and capacity to ensure the effectiveness of the systems of internal control and reporting accuracy.

3.                                       Monitoring the execution of the internal audit plan.

4.                                       Ensuring that the internal auditors are always ultimately accountable to the Committee.

With respect to the external auditor

1.                                       Reviewing, at least annually, a report by the external auditor describing its internal quality-control procedures; any material issues raised by the most recent internal quality-control review of the firm, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more audits carried out by the external auditor, and any steps taken to deal with any such issues.

2.                                       Reviewing the annual written statement of the external auditors regarding all its relationships with the Corporation (and its related entities) that, in their professional judgment, may reasonably be thought to bear on their independence.

3.                                       Recommending to the Board the appointment of the external auditor and its remuneration for the audit services and, if appropriate, the termination of its mandate (subject however, in both cases to the shareholders’ approval) and monitoring its qualifications, performance and independence.

4.                                       Pre-approving all audit services provided by the external auditor to the Corporation or any of its subsidiaries, determining which non-audit services the external auditor is entitled to provide, and pre-approving permitted non-audit services that may be performed by the external auditor in accordance with the Corporation’s Approval Policy for Services Provided by the External Auditor and with the laws and regulations in force.

5.                                       Revising annually the Corporation’s Approval Policy for Services Provided by the External Auditor.

6.                                       Approving the basis and amount of the external auditor’s fees for both audit and authorized non-audit services, unless otherwise pre-approved.

7.                                       Reviewing the audit plan with the external auditor and management and approving the scope, extent and schedule of such audit plan.

8.                                       Reviewing the Corporation’s hiring policies for current and former partners or employees of the external auditor.

9.                                       Ensuring the rotation of relevant audit partners in conformity with the legal requirements in force.

10.                                 Instructing the external auditor that it is always accountable to the Committee and the Board.

11.                                 Making arrangements for sufficient funds to be available to effect payment of the fees of the external auditor and of any advisors or experts retained by the Committee.

12.                                 Obtaining from the external auditor confirmation that it is a participant in good standing in the Canadian Public Accountability Board oversight program.

13.                                 Obtaining annually from the external auditor a formal written statement of the fees billed in compliance with the disclosure requirements of Form 52-110F1 of Multilateral Instrument 52-110, Audit Committees.

With respect to the parent company

1.                                       Establishing close coordination and communication with the audit committee of the parent company.

2.                                       Providing for substantial sharing of information with the parent company and its audit committee, to the extent permitted by law, while putting in place safeguards to ensure that the sharing of information is not used by the parent company to the disadvantage of the Corporation’s minority shareholders.

3.                                       Reviewing and monitoring all material related party transactions.

METHOD OF OPERATION

1.                                       The Chairman of the Committee is appointed each year by the Board.

2.                                       The Secretary or Assistant Secretary of the Corporation acts as the secretary of the Committee unless the Committee appoints someone else for a specific meeting.

3.                                       Meetings of the Committee are held at least quarterly and as required.

4.                                       The Chairman of the Committee develops the agenda for each meeting of the Committee in consultation with the Chief Financial Officer and Secretary.  The agenda and the appropriate material are provided to members of the Committee on a timely basis prior to any meeting of the Committee.

5.                                       The Chairman of the Committee reports regularly to the Board on the business, findings and recommendations of the Committee.

6.                                       The Committee has at all times a direct line of communication with the internal and external auditors.

7.                                       At each regularly scheduled meeting, the Committee shall meet in camera.

8.                                       At each regularly scheduled meeting, the Committee meets separately with management, the internal auditors and external auditor.

9.                                       The Committee may, when circumstances dictate, engage external advisors, subject to advising the Chairman of the Board thereof.

10.                                 The Committee annually reviews its mandate, and reports to the Board on its adequacy.

11.                                 The Nominating and Corporate Governance Committee annually supervises the performance assessment of the Committee and its members.

12.                                 The minutes of the Committee meetings are approved by the Committee and submitted to the Board for information purposes.

The function of the Committee is oversight, and nothing contained in this mandate is intended to expand applicable standards of conduct under statutory or regulatory requirements for the directors of the Corporation or the members of the Committee. It is not the duty of the Committee or its members to perform ¨field work¨. Even though the Committee has a specific mandate and its members are financially literate, they do not have the obligation to act as auditors or to perform auditing, or to determine that the Corporation’s financial statements are complete and accurate.

Members of the Committee are entitled to rely, absent knowledge to the contrary, on (i) the integrity of the persons and organizations from whom they receive information, (ii) the accuracy and completeness of the information provided, and (iii) representations made by management as to the non-audit services provided to the Corporation by the external auditor. The Committee’s oversight responsibilities are not established to provide an independent basis to determine that (i) management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures, or (ii) the Corporation’s financial statements have been prepared and, if applicable, audited in accordance with generally accepted accounting principles or generally accepted auditing standards.

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Last reviewed and approved by the Audit Committee on November 3, 2008

Last reviewed and approved by the Board of Directors on November 7, 2008